   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1996

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               HABERSHAM BANCORP
             (Exact name of Registrant as specified in its charter)

                    GEORGIA                                        58-1563166
        (State or other jurisdiction of                         (I.R.S. Employer
         incorporation or organization)                       Identification No.)

           HIGHWAY 441 NORTH, P.O. BOX 1980, CORNELIA, GEORGIA 30531
             (Address of principal executive offices and zip code)

                  HABERSHAM BANCORP DIVIDEND REINVESTMENT AND
                           COMMON STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                            KATHRYN L. KNUDSON, ESQ.
                       POWELL, GOLDSTEIN, FRAZER & MURPHY
                     191 PEACHTREE STREET, N.E., 16TH FLOOR
                             ATLANTA, GEORGIA 30303
                    (Name and address of agent for service)

                                 (404) 572-6952
         (Telephone number, including area code, of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                            ---------------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           ---------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------
                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                            PROPOSED        PROPOSED
                                           AMOUNT           MAXIMUM         MAXIMUM        AMOUNT OF
       TITLE OF SECURITIES                  TO BE        OFFERING PRICE    AGGREGATE      REGISTRATION
         TO BE REGISTERED                REGISTERED        PER SHARE     OFFERING PRICE       FEE
--------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value.....    500,000 shares(1)    $15.60(2)     $7,800,000(3)       $2,364
========================================================================================================

(1) Representing shares to be issued and sold by the Registrant under the Habersham Bancorp Dividend Reinvestment and Common Stock Purchase Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.
(2) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq Stock Market for December 3, 1996.
(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.
================================================================================

PROSPECTUS

                            (LOGO) HABERSHAM BANCORP

                           DIVIDEND REINVESTMENT AND
                           COMMON STOCK PURCHASE PLAN

                                  COMMON STOCK

                          (PAR VALUE $1.00 PER SHARE)

                             ---------------------

     Habersham Bancorp ("Habersham") is offering through its Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") to all holders of record of its Common Stock the opportunity to reinvest automatically their cash dividends in shares of Common Stock and to make optional cash purchases of Common Stock from $10 to $3,000 per quarter. The terms and provisions of the Plan in question and answer format are set forth in this Prospectus.

     The prices to be paid for shares of Common Stock purchased through dividend reinvestments and with optional cash payments will be 100% of the market price average, determined as provided in the Plan. (See "Dividend Reinvestment and Common Stock Purchase Plan -- Purchases," "-- Price" and "-- Optional Cash Payments.")

     This Prospectus relates to 500,000 shares of Common Stock of the par value of $1.00 per share of Habersham registered for purchase under the Plan. Shares issued under the Plan will be either newly issued shares, treasury shares or shares purchased for Plan participants in the open market.

     Each share of Habersham Common Stock is entitled to one (1) vote per share on all matters.

     The Plan does not represent a change in the dividend policy of Habersham which will continue to depend on earnings, financial requirements and other factors. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends when declared, by check in the usual manner.

     The principal office and mailing address of Habersham are Highway 441 North, Post Office Box 1980, Cornelia, Georgia 30531 (telephone 706-778-1000).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
        A CRIMINAL OFFENSE.

                             ---------------------

               The date of this Prospectus is December 17, 1996.

                             AVAILABLE INFORMATION

     Habersham is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other filings made by Habersham, including proxy and information statements, can be inspected and copied at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at certain regional offices: Seven World Trade Center, 13th Floor, New York, New York 10048; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; 1401 Brickell Avenue, Suite 200, Miami, Florida 33131; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648; 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates.

     The Commission also maintains a Web Site (http:/www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as Habersham, that file electronically with the Commission.

     Habersham has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Habersham Common Stock being offered hereby. This Prospectus omits certain information contained in the Registration Statement and exhibits thereto. Such Registration Statement, including the exhibits thereto, can be inspected at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such Registration Statement can be obtained at prescribed rates from the Commission at that address.

                      DOCUMENTS INCORPORATED BY REFERENCE

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The documents are available upon request from the person specified below.

     The following documents filed by Habersham with the Commission are hereby incorporated by reference into this Prospectus:

          (1) Habersham's annual report on Form 10-KSB for the fiscal year ended December 31, 1995;

          (2) Habersham's quarterly report on Form 10-QSB for the quarter ended March 31, 1996;

          (3) Habersham's quarterly report on Form 10-QSB for the quarter ended June 30, 1996;

          (4) Habersham's quarterly report on Form 10-QSB for the quarter ended September 30, 1996; and

          (5) The description of Habersham Common Stock set forth in Habersham's Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     All documents subsequently filed by Habersham pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference in this Prospectus.

     Habersham will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents which have been incorporated herein by reference but not delivered herewith (other than the exhibits to such documents). Such request, in writing or by telephone, should be directed to Edward D. Ariail, Vice President and Corporate Secretary, Habersham Bancorp, Highway 441 North, Post Office Box 1980, Cornelia, Georgia 30531 (telephone 706-778-1000).

                           DIVIDEND REINVESTMENT AND
                           COMMON STOCK PURCHASE PLAN

                                    PURPOSE

1. WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide record owners of Habersham Common Stock with a simple and convenient way to invest cash dividends in shares of Common Stock and to invest in Common Stock through optional cash payments, all without payment of any brokerage commissions, service charges or other expenses. To the extent such shares are purchased from Habersham, Habersham will receive additional funds to finance the continuing operations of Habersham and its subsidiaries.

                                   ADVANTAGES

2. WHAT ARE THE ADVANTAGES OF THE PLAN?

     Participants in the Plan may:

          (a) Reinvest all or part of their dividends in shares of Common Stock automatically at a price equal to the average market price as more fully explained in response to Question 12;

          (b) Invest additional cash, up to $3,000 per quarter, in Common Stock as more fully explained in responses to Questions 11, 12, 13 and 14;

          (c) Avoid charges for brokerage commissions or fees on all investments under the Plan;

          (d) Invest the full amount of all dividends and optional cash payments since the Plan allows fractions of a share to be held under the Plan;

          (e) Avoid cumbersome safekeeping requirements through the free custodial service under the Plan; and

          (f) Avoid inconvenience and expense of recordkeeping through the free reporting provisions of the Plan.

                                 PARTICIPATION

3. WHO IS ELIGIBLE TO PARTICIPATE?

     All record owners of Common Stock are eligible to participate in the Plan. Beneficial owners whose shares are registered in names other than their own (for example, in the name of a broker or bank nominee) must become owners of record by having the number of shares as to which they wish to participate transferred into their names or make arrangements with the nominees or other holders of record to participate in the Plan on behalf of such beneficial owners. (See Question 4.) Shareholders can participate with respect to all or less than all of their shares, but shareholders may only make optional cash payments if shareholders also participate in the dividend reinvestment portion of the Plan.

4. HOW DOES AN ELIGIBLE SHAREHOLDER BECOME A PARTICIPANT?

     An eligible shareholder may join the Plan by signing the enclosed Authorization Card and returning it to SunTrust Bank, Atlanta, Georgia as the agent for the Plan (the "Agent") as follows:

         SunTrust Bank, Atlanta
         Mail Code 258
         Stock Transfer Department
         Post Office Box 4625
         Atlanta, Georgia 30302

     An Authorization Card is enclosed with this Prospectus and additional Authorization Cards may be obtained at any time by written request to the Agent at the above address, or by writing Habersham at Habersham Bancorp, Post Office Box 1980, Cornelia, Georgia 30521, Attention: Corporate Secretary, or by calling Habersham at (706) 778-1000.

     Brokers, banks or other nominees who wish to participate in the Plan on behalf of their clients must submit an Authorization Card to the Agent, as any other record holder, with respect to the shares held by them that are to participate in the Plan. Any shareholder of record that is a nominee for others who wish to participate in the Plan must certify to Habersham the name and address of (and number of shares of Common Stock held for) each beneficial owner on whose behalf such participation is authorized and agree to advise Habersham of such beneficial owner's underlying ownership of Habersham shares registered in its name from time to time.

5. WHEN MAY A SHAREHOLDER JOIN THE PLAN?

     An eligible shareholder may join the Plan at any time. If an Authorization Card specifying reinvestment of dividends is received by the Agent before the record date for a dividend payment, reinvestment will commence with that dividend payment. If the Authorization Card is received on or after a dividend record date, the reinvestment of dividends through the Plan will begin with the dividend payment following the next record date. Dividend payment dates ordinarily are the fifteenth day of March, June, September and December. The record date for determining shareholders who receive dividends normally precedes the dividend payment date by fifteen days so that the record dates ordinarily are as of the first day of March, June, September and December. (See Questions 11, 12, 13 and 14 for information concerning the investment of optional cash payments.)

6. WHAT DOES THE AUTHORIZATION CARD PROVIDE?

     By marking the appropriate spaces of the Authorization Card you may choose between the following investment options with respect to dividend reinvestment:

          (a) To automatically reinvest cash dividends on all shares registered in your name at the current market price average, computed as described in response to Question 12; or

          (b) To automatically reinvest cash dividends on less than all of the shares registered in your name (a specified number of whole shares) at the current market price average and continue to receive cash dividends on the remaining shares. You must indicate on the Authorization Card the number of shares on which dividends are to be reinvested rather than paid.

     You may also make optional cash payments in any amount from $10 up to a total of $3,000 per quarter, assuming dividends are also being reinvested under either subparagraph (a) or (b) above, at the current market price average. Optional cash payments will be invested quarterly as explained in response to Question 11.

     Dividends on all shares purchased for your account under the Plan, whether through dividend reinvestment or optional cash payments, will be automatically reinvested in additional shares of Common Stock at the current market price average.

7. MAY A PARTICIPANT CHANGE HIS OR HER METHOD OF PARTICIPATION AFTER ENROLLMENT?

     Yes. You may change your investment option at any time by signing a new Authorization Card and returning it to the Agent as provided in response to Question 4. An Authorization Card indicating a change of options must be received by the Agent prior to a particular dividend record date in order to stop any unwanted reinvestment of dividends paid on the related dividend payment date or otherwise to alter your investment options. If you want to terminate your participation in the Plan, see Question 18.

                                     AGENT

8. WHO ADMINISTERS THE PLAN?

     The Agent administers the Plan for participants, keeps records, sends statements of account to participants, purchases shares of Common Stock which are purchased in the open market, and performs other duties relating to the Plan. Shares purchased under the Plan will be registered in the name of the Agent or its nominee as agent for participants in the Plan. The Agent's mailing address is provided in the response to Question 4 above.

     The Agent may at any time (a) resign by giving written notice to Habersham, or (b) be removed by Habersham. In the event a vacancy occurs in the office of Agent, Habersham shall appoint a successor Agent, which may be Habersham or one of its subsidiaries.

                                     COSTS

9. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

     No. You will incur no brokerage commissions or service charges for the purchases made under the Plan. All costs of administration of the Plan, including fees, commissions and expenses, will be paid by Habersham. However, if you request the Agent to sell your Plan shares, you will pay certain charges as explained in response to Question 17. Participants may incur tax liability as a result of payment by Habersham of expenses in connection with open market purchases of shares for Plan participants, as explained in response to Question 19.

                                   PURCHASES

10. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS AND WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

     If you become a participant in the Plan, the number of shares purchased for you will depend on the amount of your dividends, optional cash payments, or both, and market prices of the Common Stock. The number of shares purchased for your account, including fractions computed to three decimal places, will be equal to the total amount to be invested by you, divided by the purchase price per share. (See Question 12.)

     Shares purchased under the Plan will be, at Habersham's discretion, either newly issued shares, shares of treasury stock held by Habersham or shares purchased for Plan participants in the open market, or a combination of the foregoing. Newly issued shares and treasury shares will be purchased directly from Habersham. The decision to have shares purchased for Plan participants in the open market will be made by Habersham based upon general market conditions, the relationship between purchase price and book value per share, regulatory requirements and other factors.

11. WHEN WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

     When shares are purchased from Habersham, purchases will be made on the dividend payment date with dividends paid on that date, or with optional cash payments received by the Agent no later than the dividend record date for that dividend payment date.

     When shares are purchased in the open market, the Agent will use dividends paid on (and optional cash payments received no later than the dividend record date for) the dividend payment date to purchase shares in the open market as soon as practical and within 30 days after the applicable dividend payment date, unless a longer period is necessary or advisable because of federal securities laws or market conditions. Such open market purchases may be made on any securities exchange where the shares of the Common Stock are traded, in the over-the-counter market or in negotiated transactions and may be subject to such terms with respect to price, delivery and other matters as the Agent may agree to. Neither Habersham nor any Plan participant shall have the authority to direct the time, price or manner of such open market purchases, or the selection of the broker or dealer through or from whom purchases are to be made.

     No dividends will be earned on shares purchased under the Plan until the dividend payment date following the date of purchase of those shares.

                                     PRICE

12. AT WHAT PRICE WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

     Common Stock will be purchased from Habersham with reinvested dividends at a price equal to the average of the daily closing prices of the Common Stock reported by the Nasdaq Stock Market ("Nasdaq"), for the five trading days (on which the Common Stock was traded) immediately preceding the dividend payment date. The price of Common Stock purchased from Habersham with optional cash payments will be the same average. The purchase price of shares purchased from Habersham shall be determined by Habersham on the basis of such market quotations as it shall deem appropriate in the event that there is no trading in the Common Stock on Nasdaq (or if trading is halted or suspended) for a substantial amount of time or if publication of the sales prices of the Common Stock does not take place or contains a reporting error. No shares will be purchased from Habersham under the Plan at less than their par value ($1.00 per share).

     The price to a Plan participant of shares purchased with reinvested dividends in the open market under the Plan will be the weighted average price of Common Stock purchased in the open market for all Plan participants in respect of a particular dividend payment date. The price to Plan participants of shares purchased with optional cash payments in the open market under the Plan will be the same average.

                             OPTIONAL CASH PAYMENTS

13. WHO IS ELIGIBLE TO MAKE OPTIONAL CASH PAYMENTS?

     Record owners of Common Stock who are participating in the dividend reinvestment portion of the Plan and who have submitted a signed Authorization Card are eligible to make optional cash payments. The Agent will apply any optional cash payment received from a participant on or prior to a dividend record date to the purchase of Common Stock for the account of the participant on the applicable dividend payment date if such Common Stock is purchased from Habersham and as soon as practical (as explained in response to Question 11) after that dividend payment date if such Common Stock is purchased in the open market. OPTIONAL CASH PAYMENTS RECEIVED MORE THAN 30 DAYS PRIOR TO THE NEXT DIVIDEND PAYMENT DATE WILL BE RETURNED TO THE PARTICIPANT.

     An initial optional cash payment may be made by you when you join the Plan by enclosing a check or money order with the Authorization Card. Your check, payable to SunTrust Bank, Atlanta, should be returned along with the Authorization Card to SunTrust Bank, Atlanta, at the address provided in response to Question 4. Thereafter, optional cash payments may be made through the use of cash payment forms sent to you with statements of your account.

     Habersham recommends that optional cash payments be sent so that they are received shortly before a dividend record date but in any case not more than 30 days prior to a dividend payment date. No interest will be paid on these payments. You may request the return of any optional cash payments by sending a written request which is received by the Agent at least 48 hours before the next dividend payment date.

14. WHAT ARE THE LIMITATIONS ON MAKING OPTIONAL CASH PAYMENTS?

     Optional cash payments must be received by the Agent no later than a dividend record date. The same amount of money need not be sent each time, and you are under no obligation to make an optional cash payment at any time. Any optional cash payments you wish to make must not be less than $10 per payment nor may your payments aggregate more than $3,000 in any calendar quarter.

                            REPORTS TO PARTICIPANTS

15. WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     As soon as practicable after each purchase you will receive a statement of your account showing amounts invested, purchase prices, shares purchased and other information for the year to date. This statement will provide a record of the cost of purchases under the Plan and should be retained for tax purposes. In addition, you will receive copies of the same communications sent to every other holder of Common Stock, including Habersham's annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.

                                   DIVIDENDS

16. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES HELD IN THEIR ACCOUNTS UNDER THE PLAN?

     Yes. The Agent will receive dividends (less the amount of any tax withheld) for all Plan shares held on the dividend record date and credit them to participants' accounts on the basis of full shares and fractions of a share credited to those accounts on that record date. Such dividends received will be automatically reinvested in additional shares of Common Stock as a dividend reinvestment. (See Question 12.)

                                  CERTIFICATES

17. WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

     Certificates for shares of Common Stock purchased under the Plan will not be issued to you unless you request them. All shares credited to your account under the Plan will be issued to the Agent or its nominee, as your agent. The number of shares credited to your account will be shown on your statement of account. This convenience protects against loss, theft or destruction of stock certificates, permits ownership of fractional shares and reduces the costs to be borne by Habersham.

     A certificate for any number of whole shares credited to your account under the Plan will be issued on your written request, and the shares represented by that certificate will be withdrawn from your account. Your written request should be mailed to the Agent. Any remaining full shares and fractions of a share will continue to be credited to your account. If you have authorized the reinvestment of dividends on all shares registered in your name, dividends on shares represented by the certificate issued to you will continue to be reinvested. Otherwise, dividend reinvestment will continue with respect to the number of shares registered in your name specified for dividend reinvestment on your Authorization Card.

     Certificates for fractions of a share will not be issued under any circumstances.

     Shares credited to your account may not be pledged. If you wish to pledge the whole shares credited to your account, you must request that certificates for those shares be issued in your name.

     Accounts under the Plan are maintained in the name in which your certificates were registered at the time you entered the Plan. Consequently, certificates for those shares will be similarly registered when issued to you.

     At any time you may request the Agent to sell any or all of the shares credited to your account under the Plan. The sale will be made for your account after receipt by the Agent of your request. You will receive the proceeds of the sale, less any related brokerage commission and transfer tax.

                          TERMINATION OF PARTICIPATION

18. HOW DOES A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

     You may terminate your participation in the Plan at any time by notifying the Agent in writing.

     If your notice of termination is received on or after the record date for the next dividend, that dividend will be reinvested for your account, but all subsequent dividends on those shares will be paid to you. If you elect to terminate your participation in the Plan, any optional cash payments received by the Agent before it receives your notice of termination will be invested for your account unless you specifically request return of the payment by sending a written request which is received by the Agent at least 48 hours prior to the next dividend payment date.

     If you terminate your participation in the Plan or if Habersham terminates the Plan, certificates for whole shares credited to your account under the Plan will be issued to you and a cash payment will be made for a fraction of a share. The cash payment will be based on the closing price of Habersham's Common Stock reported on Nasdaq on the day the notice of termination is received by the Agent or on the next day on which Nasdaq is open if it is closed when the notice is received. However, if upon termination you prefer to receive cash for all your Plan shares, you may request the Agent to sell your shares as explained in response to Question 17.

                               OTHER INFORMATION

19. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     Under Internal Revenue Service rulings in connection with similar plans, dividends which you reinvest in additional shares of Common Stock under the Plan will be treated for federal income tax purposes either (a) as having been received by you in the form of cash dividends, if such shares are acquired in the open market, or (b) as a taxable stock dividend if such shares are acquired from Habersham. You will not realize any taxable income upon purchase of shares with optional cash payments.

     The Internal Revenue Service has issued a ruling which held that brokerage commissions and service charges paid by a corporation in connection with the open market purchase of shares pursuant to a dividend reinvestment plan are includable in the gross income of participants in that plan. If shares are purchased for your Plan account in the open market, you must include in your gross income a dividend equal to that portion of any brokerage commissions and service charges paid by Habersham which are attributable to the purchase of such shares.

     You will not realize any taxable income when you receive certificates for whole shares credited to your account, either upon your request for such certificates or upon withdrawal from or termination of the Plan. However, you will recognize taxable gain or loss (which, for most participants, will be capital gain or loss) when whole shares acquired under the Plan are sold or exchanged -- either by the Agent at your request or by you. (See Questions 17 and 18.) You also will recognize gain or loss when you receive a cash payment for a fractional share credited to your account. The amount of such gain or loss will be the difference between the amount which you receive for your shares or fractional share and the tax basis thereof.

     The tax basis of shares acquired from Habersham under the Plan by reinvestment of dividends will be equal to the purchase price of the shares acquired. The tax basis of shares acquired by the Agent in the open market with reinvested dividends will be the purchase price thereof paid by the Agent plus an allocable share of any brokerage commissions paid by Habersham. The tax basis of shares purchased with an optional cash payment will be the amount of such optional cash payment plus allocable brokerage commissions. The holding period of shares of Common Stock acquired under the Plan, whether purchased with dividends or optional cash payments, will begin on the day following the date as of which the shares are purchased for you.

     In the case of foreign participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, an amount equal to the dividends payable to such participants, less the amount of tax required to be withheld, will be applied to the purchase of shares of Common Stock under the Plan.

     Federal tax laws impose certain reporting obligations upon brokers and other middlemen. As a result, the Agent will be required to report to the Internal Revenue Service and you any sales of Common Stock by the Agent for your Plan account. If your dividends become subject to the backup withholding tax of the Interest and Dividends Tax Compliance Act of 1983, dividends reinvested for you under the Plan will be reduced by the amount of tax required to be withheld.

     The foregoing in only a summary of some of the applicable tax provisions. For further information as to the tax consequences of participation in the Plan, including any future changes in applicable law or interpretations thereof, you should consult with your own tax advisor.

20. WHAT HAPPENS IF A PARTICIPANT SELLS A PORTION OF THE SHARES OF COMMON STOCK REGISTERED IN THE PARTICIPANTS' NAME?

     If you have authorized the reinvestment of dividends on all shares registered in your name and then dispose of a portion of those shares, the dividends on the remaining shares will continue to be reinvested.

     If you have authorized the reinvestment of dividends on part of the shares registered in your name and then dispose of a portion of those shares, the dividends on the remainder on the shares up to the number of shares with respect to which reinvestment of dividends was originally authorized will continue to be reinvested.

21. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES REGISTERED IN HIS OR HER NAME?

     Shares credited to your account under the Plan may not be sold, pledged or assigned without first requesting and receiving a certificate for such shares. If you dispose of all shares registered in your name with respect to which you participate in the Plan, your participation in the Plan will be terminated, and the Agent will deliver to you a certificate representing the number of whole shares credited to you under the Plan and a check for the value of any fractional share.

22. IF HABERSHAM HAS A RIGHTS OFFERING, HOW WILL RIGHTS ON PLAN SHARES BE
    HANDLED?

     If a participant is entitled to participate in a rights offering, the participant's entitlement will be based upon the participant's total holdings including the shares credited to him or her pursuant to the Plan. Rights certificates will, however, be issued only for whole shares.

23. WHAT HAPPENS IF HABERSHAM ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

     Any stock dividends or split shares distributed by Habersham on shares of Common Stock credited to your account under the Plan will be added to your account. Stock dividends or split shares distributed on shares of Common Stock registered in your name will be distributed to you in the same manner as they are distributed to shareholders who are not participating in the Plan.

24. HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?

     You will receive a proxy indicating the total number of your shares of Common Stock, including shares of Common Stock registered in your name and whole shares of Common Stock credited to your account under the Plan.

     If your proxy is returned properly signed and marked for voting, all the shares covered by the proxy -- those registered in your name and those whole shares credited to your account under the Plan -- will be voted as marked.

     If your proxy is returned properly signed but without indicating instructions as to the manner in which shares are to be voted with respect to any item thereon, all of your shares -- those registered in your name and those whole shares credited to your account under the Plan -- will be voted in accordance with the recommendations made by the board of directors of Habersham. If your proxy is not returned, or if it is returned unexecuted or improperly executed, your shares will be voted only if you vote in person.

25. WHAT ARE THE RESPONSIBILITIES OF HABERSHAM AND THE AGENT UNDER THE PLAN?

     The Agent has had no responsibility with respect to the preparation and contents of this Prospectus. Neither Habersham nor the Agent, in administering the Plan, will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of failure to terminate a participant's account upon the participant's death prior to receipt of a notice in writing of the death.

26. WHO INTERPRETS THE PLAN?

     Habersham reserves the right to interpret the Plan as it deems necessary or desirable.

27. MAY THE PLAN BE CHANGED OR DISCONTINUED?

     Yes. Habersham reserves the right to suspend, modify or terminate the Plan at any time. Notice of any suspension, modification or termination will be mailed to all participants.

                                USE OF PROCEEDS

     Habersham does not know either the number of shares that will ultimately be purchased from Habersham under the Plan or the prices at which the shares will be sold, and therefore cannot determine the amount of proceeds that will be used. Habersham intends to add the net proceeds of sales under the Plan of newly issued shares of Common Stock and treasury shares to the general funds of Habersham to be available for general corporate purposes.

                                INDEMNIFICATION

     Directors, officers, employees and agents of Habersham and its subsidiaries are entitled to indemnification as expressly permitted by the provisions of the Georgia Business Corporation Code, Habersham's articles of incorporation, the articles of incorporation of Habersham's subsidiaries, and Habersham's liability insurance. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Habersham pursuant to the foregoing provisions, Habersham has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                    EXPERTS

     The consolidated financial statements of Habersham and subsidiaries, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

                                 LEGAL OPINION

     Certain issues regarding the shares of Common Stock of Habersham offered hereby are being passed upon by the law firm of Powell, Goldstein, Frazer & Murphy, Sixteenth Floor, 191 Peachtree Street, N.E., Atlanta, Georgia 30303.

======================================================

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. EXCEPT WHERE OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS AS THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HABERSHAM SINCE THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
AVAILABLE INFORMATION.................     2
DOCUMENTS INCORPORATED BY REFERENCE...     2
DIVIDEND REINVESTMENT AND COMMON STOCK
  PURCHASE PLAN.......................     3
  Purpose.............................     3
  Advantages..........................     3
  Participation.......................     3
  Agent...............................     5
  Costs...............................     5
  Purchases...........................     5
  Price...............................     6
  Optional Cash Payments..............     6
  Reports to Participants.............     7
  Dividends...........................     7
  Certificates........................     7
  Termination of Participation........     8
  Other Information...................     8
USE OF PROCEEDS.......................    10
INDEMNIFICATION.......................    10
EXPERTS...............................    10
LEGAL OPINION.........................    10

======================================================

======================================================

                            (LOGO) Habersham Bancorp
                           DIVIDEND REINVESTMENT AND
                           COMMON STOCK PURCHASE PLAN
                               -----------------

                                   PROSPECTUS
                               -----------------

                               December 17, 1996

======================================================

           AUTHORIZATION FOR HABERSHAM BANCORP DIVIDEND REINVESTMENT
                                      AND
                           COMMON STOCK PURCHASE PLAN

I (we) hereby elect to participate in the Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") in accordance with the provisions of the Prospectus of Habersham Bancorp relating to the Plan, dated October 22, 1996 (the "Prospectus"). I (we) hereby authorize Habersham Bancorp (the "Company") to pay to SunTrust Bank, Atlanta (the "Agent") cash dividends on shares indicated below hereafter payable to me (us) on the shares of common stock of the Company registered in my (our) name or acquired under the Plan. Such cash dividends, and voluntary cash investment (if any), are to be applied by the Agent as my (our) agent, to the purchase of additional shares of common stock of the Company in accordance with the Prospectus.

                                                     (Continued on back of card)

                                                  (Continued from front of card)

CHECK ONE BOX ONLY
-----------------

[ ] A.  FULL DIVIDEND REINVESTMENT -- I wish to      [ ] B.  PARTIAL DIVIDEND REINVESTMENT -- I wish
        invest all cash dividends on all shares      to reinvest dividends on ________ shares of
        of Common Stock now or hereafter                     Common Stock and receive cash dividends
        registered in my name in additional                  on all other shares registered in my
        shares of such stock.                                name.
This authorization is given with the understanding that the purchases will be made in accordance with the terms and provisions set forth in the Prospectus, and that my (our) participation in the Plan may be terminated at any time by my (our) written notification to the Agent.
Please sign your name to this Authorization in       -------------------------------------------------
exactly the manner as your shares of stock of        Name (Please Print)
Habersham Bancorp are registered.                    -------------------------------------------------
THIS IS NOT A PROXY.                                 Signature
                                                     -------------------------------------------------
                                                     Name -- if shares held jointly (Please Print)
                                                     -------------------------------------------------
                                                     Signature

                          CASH INVESTMENT TRANSMITTAL

Enclosed is a check in the amount of $________ payable to SunTrust Bank, Atlanta which represents a cash investment by me (us) under the terms of the Dividend Reinvestment and Common Stock Purchase Plan for investment in shares of common stock of Habersham Bancorp.

MAIL       SunTrust Bank, Atlanta
  TO:      Mail Code 258                                   --------------------------------------------
           Stock Transfer Department                       Stockholder
           Post Office Box 4625
           Atlanta, Georgia 30302                          --------------------------------------------
                                                           Stockholder
                                                           --------------------------------------------
                                                           Date

NOTICE: Please sign your name in exactly the manner as your shares of stock of Habersham Bancorp are registered.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    SEC Registration Fee.......................................................  $ 2,364
    Legal Fees.................................................................  $ 7,500
    Accounting Fees............................................................  $ 1,500
    Printing and Postage.......................................................  $ 1,575
    Transfer Agent Fees and Expenses...........................................  $   150
    Miscellaneous..............................................................  $   411
              Total............................................................  $13,500

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, if they have not been adjudged liable on the basis of the improper receipt of a personal benefit and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Statutory indemnification is not exclusive of any rights provided by any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     The Registrant's Bylaws provide that directors and officers of the Registrant shall be indemnified by the Registrant against expenses and liabilities incurred in connection with or resulting from threatened, pending or completed actions, whether civil, criminal, administrative or investigative, in which said person became involved by reason of having been a director or officer of the Registrant; provided that such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and in addition, with respect to any criminal action or proceeding, did not have a reasonable cause to believe that his conduct was unlawful. Any person who has been wholly successful on the merits of or otherwise with respect to any claim, action, suit or proceeding described above shall be entitled to indemnification without any further action or approval by the Board of Directors. In any other situation, indemnification shall be made at the discretion of the Registrant, but only if the Board of Directors, acting by a majority vote of a quorum consisting of directors who are not parties to the claim, find that the person has met the standard of conduct described above. If no such quorum of the Board exists, then independent legal counsel may render such opinion as to whether the standards have been met or the holders of a majority of the stock entitled to vote for the election of directors shall determine by affirmative vote that such director or officer has met the standards. However, notwithstanding the foregoing, no officer or director who has been determined to be liable for negligence or misconduct in the performance of his duties to the Registrant shall be indemnified unless and except to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability and in view of all the circumstances, such person is fairly and reasonably entitled to be indemnified for such expenses as the court shall deem proper.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

EXHIBIT
  NO.                                            DESCRIPTION
-------      ------------------------------------------------------------------------------------
 4.1      -- Instruments defining rights of shareholders: Articles of Incorporation of the
             Registrant (incorporated herein by reference to Exhibit 3.1 in Amendment No. 1 to the Registrant's Registration Statement on Form S-4 as filed with the Securities and
             Exchange Commission on March 2, 1995 (Reg. No. 33-57915)).
 4.2      -- Instruments defining rights of shareholders: Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the
             year ended December 31, 1989.
 5        -- Opinion of Powell, Goldstein, Frazer & Murphy with respect to the securities being registered including consent.
23.1      -- Consent of counsel (included in Exhibit 5).
23.2      -- Consent of Deloitte & Touch, LLP.
24        -- Power of Attorney (see signature pages to this Registration Statement).
99        -- Dividend Reinvestment and Common Stock Purchase Plan, dated October 22, 1996.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cornelia, State of Georgia, on October 22, 1996.

                                          HABERSHAM BANCORP

                                          By:      /s/ DAVID D. STOVALL

                                          --------------------------------------
                                                     David D. Stovall
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Arrendale, Jr. and David D. Stovall, and each of them, his attorneys in fact, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-3, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment has been signed by the following persons in the capacities indicated on October 22, 1996.

                  SIGNATURE                                        TITLE
---------------------------------------------  ----------------------------------------------

        /s/ THOMAS A. ARRENDALE, JR.           Chairman of the Board and Director
---------------------------------------------
          Thomas A. Arrendale, Jr.

        /s/ THOMAS A. ARRENDALE, III           Vice Chairman of the Board and Director
---------------------------------------------
          Thomas A. Arrendale, III

            /s/ DAVID D. STOVALL               President, Chief Executive Officer and
---------------------------------------------    Director (Principal Executive, Financial and
              David D. Stovall                   Accounting Officer)

              /s/ JAMES HOLCOMB                Director
---------------------------------------------
                James Holcomb

         /s/ JAMES A. STAPLETON, JR.           Director
---------------------------------------------
           James A. Stapleton, Jr.

           /s/ CALVIN R. WILBANKS              Director
---------------------------------------------
             Calvin R. Wilbanks

                                 EXHIBIT INDEX

EXHIBIT                                                                                   SEQUENTIAL
  NO.                                        DESCRIPTION                                   PAGE NO.
-------       --------------------------------------------------------------------------  ----------
    4.1    -- Instruments defining rights of shareholders: Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 in
              Amendment No. 1 to the Registrant's Registration Statement on Form S-4 as
              filed with the Securities and Exchange Commission on March 2, 1995 (Reg.
              No. 33-57915))............................................................    N/A
    4.2    -- Instruments defining rights of shareholders: Bylaws of the Registrant
              (incorporated herein by reference to Exhibit 3.2 to the Registrant's
              Annual Report on Form 10-K for the year ended December 31, 1989...........    N/A
      5    -- Opinion of Powell, Goldstein, Frazer & Murphy with respect to the securities being registered, including consent............................
   23.1    -- Consent of counsel (included in Exhibit 5)................................
   23.2    -- Consent of Deloitte & Touche, LLP.........................................
     24    -- Power of Attorney (see signature pages to this Registration Statement)....
     99    -- Dividend Reinvestment and Common Stock Purchase Plan, dated October 22,
              1996......................................................................